SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 17, 1997


                    SMITH CORONA CORPORATION
     (Exact name of registrant as specified in its charter)


DELAWARE                      1-10281                  51-0286862
--------                      -------                  ----------
(State or other jurisdiction (Commission         (I.R.S. Employer
  of incorporation)           File Number)    Identification No.)


             839 Route 13 South, Cortland, New York 13045
        (Address of principal executive offices) (zip code)

                         (607) 753-6011
       (Registrant's telephone number, including area code)

Item 2.   Acquisition or Disposition of Assets

DESCRIPTION OF TRANSACTION

On November 24, 1997, Smith Corona Corporation (the "Company") completed the sale (the "Sale") of its manufacturing operations to The MATCO Electronics Group, Inc. ("MATCO"). In addition, the Company entered into a long-term manufacturing agreement with MATCO pursuant to which MATCO will manufacture Smith Corona brand name products, including typewriters and related supplies and accessories. The Sale included the purchase by MATCO of (i) certain property, plant and equipment used in the manufacturing operations, (ii) all the outstanding common stock of Smith Corona de Mexico, S.A. de C.V., the Company's Mexican subsidiary, and
(iii) raw material and work-in-process inventories. The net proceeds from the Sale, estimated at $14.2 million are subject to the terms of the Stock Purchase Agreement, the Asset Purchase Agreement and the Contract Manufacturing Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The net gain on the Sale, originally estimated at $1.5 million, has been revised to $3.7 million which will be recognized in the quarter ended December 31, 1997.

Item 7.  Financial Statements and Exhibits

PRO FORMA FINANCIAL STATEMENTS

The following pro forma financial statements give effect for the Sale and are presented for illustrative purposes only. These pro forma financial statements are not necessarily indicative of the operating results and financial position that might have been achieved had the Sale occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

A pro forma balance sheet is provided as of September 30, 1997 giving effect to the Sale as though it had been consummated on that date. Pro forma income statements are provided for the three month period ended September 30, 1997, and the year ended June 30, 1997, giving effect to the Sale as though it had occurred at the beginning of each period presented.

The historical financial statements as of and for the three months ended September 30, 1997 have been prepared in accordance with generally accepted accounting principles applicable to interim financial reporting and, in the opinion of management, include all adjustments necessary for a fair presentation of financial information for such interim periods. The historical statement of income for the year ended June 30, 1997 is derived from the historical consolidated financial statements of Smith Corona Corporation and should be read in conjunction with the 1997 Annual Report on Form 10-K.


                   SMITH CORONA CORPORATION AND SUBSIDIARIES
                            PRO FORMA BALANCE SHEET
                               September 30, 1997
                                ($ in thousands)

                                                   Pro Forma (unaudited)
                                           Disposal of
                                           Manufacturing
                                 Actual    Operations   Adjustments   Adjusted
                              (unaudited)
ASSETS
  Current assets:
   Cash and cash equivalents     $19,016   $    (25)    $14,206 (B)   $33,197
   Accounts receivable            11,233        (71)        (18)(C)    11,144
   Inventories                    11,208     (4,285)(A)       -         6,923
   Prepaid expenses and
     other current assets          4,124       (199)          -         3,925
    Total current assets          45,581     (4,580)     14,188        55,189

  Property, plant and
     equipment, net               12,168     (6,923)          -         5,245
  Other assets                       670       (240)          -           423


    TOTAL                        $58,419   $(11,743)    $14,188       $60,864

LIABILITIES AND STOCKHOLDERS'
 EQUITY
  Current liabilities:
    Trade payables               $ 5,732   $   (159)          -       $ 5,573
    Accrued liabilities           10,647       (382)    $   298(C)     10,563
    Income taxes payable           4,212       (147)          -         4,065
    Total current liabilities     20,591       (688)        298        20,201

  Pension liability                4,789          -           -         4,789
  Postretirement benefits          5,429          -           -         5,429
  Other long-term liabilities      2,645          -           -         2,645
    Total liabilities             33,454       (688)        298        33,064
  Stockholders' equity:
    Common stock-2,790,907
       shares issued and
       outstanding                     3          -           -             3
    Additional paid-in capital    55,169          -           -        55,169
    Deferred compensation           (203)         -           -          (203)
    Accumulated deficit          (30,004)   (11,055)     13,890       (27,169)
    Total stockholders' equity    24,965    (11,055)     13,890        27,800

    TOTAL                        $58,419   $(11,743)    $14,188       $60,864

See accompanying notes to pro forma financial statements.


                   SMITH CORONA CORPORATION AND SUBSIDIARIES
                       PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997
                   ($ in thousands, except per share amounts)

                                                   Pro Forma (unaudited)
                                         Disposal of
                                         Manufacturing
                               Actual    Operations     Adjustments  Adjusted
                            (unaudited)

Net sales                      $14,792          -              -     $14,792
Cost of goods sold              11,541   $     45              -      11,586
  Gross margin                   3,251        (45)             -       3,206
Selling, general and
  administrative expenses        4,792          -              -       4,792
Reorganization costs                61          -              -          61
Other expense (income)            (100)         -              -        (100)
Operating income (loss)         (1,502)       (45)             -       1,547
Interest (income) expense         (194)         1              -        (193)

Income (loss) before
  income taxes                  (1,308)       (46)             -      (1,354)
Income taxes (benefit)             151        (45)             -         106
Net income (loss)              $(1,459)  $     (1)             -     $(1,460)

Income (loss) per common
 and common equivalent
 share:


  Net income (loss) per
     common and common
     equivalent share          $  (.53)  $     -        $      -     $  (.53)

  Weighted average common
     and common equivalent
     shares outstanding
     (in thousands)              2,753     2,753               -       2,753

See accompanying notes to pro forma financial statements.


                   SMITH CORONA CORPORATION AND SUBSIDIARIES
                       PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1997
                   ($ in thousands, except per share amounts)

                                                   Pro Forma (unaudited)
                                         Disposal of
                                        Manufacturing
                               Actual   Operations    Adjustments    Adjusted
                            (unaudited)

Net sales                      $77,313         -            -        $77,313
Cost of goods sold              59,403     $ 230            -         59,633
  Gross margin                  17,910      (230)           -         17,680
Selling, general and
  administrative expenses       12,754         -            -         12,754
Reorganization costs             5,864         -            -          5,864
Other expense (income)             150         -            -            150
Operating income (loss)           (858)     (230)           -         (1,088)
Interest (income) expense         (326)        4            -           (322)

Income (loss) before
  income taxes                    (532)     (234)           -           (766)
Income taxes (benefit)             263       (97)           -            166
Income (loss) before
  extraordinary gain           $  (795)    $(137)           -        $  (932)

Income (loss) per common
  and common equivalent
  share:


  Income (loss) before
     extraordinary gain        $  (.32)    $(.05)     $     -        $  (.37)

  Weighted average common and
     common equivalent shares
     outstanding
     (in thousands)              2,524     2,524            -          2,524

See accompanying notes to pro forma financial statements.



SMITH CORONA CORPORATION
NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

Note 1.  BASIS OF PRESENTATION

The pro forma financial statements are presented for illustrative purposes only, giving effect for the sale of the manufacturing operations (the "Sale") to the MATCO Electronics Group, Inc. ("MATCO"). The pro forma income statements, and the historical statements from which they are derived, present only income before extraordinary items and, therefore, do not include discontinued operations, extraordinary items, and the cumulative effects of accounting changes. The pro forma income statements do not include the gain on the Sale of $3.7 million. Such gain will be recorded by the Company in the quarter ended December 31, 1997.

The pro forma balance sheet as of September 30, 1997 includes the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date.

Note 2.  PRO FORMA ADJUSTMENTS

Pro forma adjustments include amounts as follows ($ in thousands):

    Pro Forma Balance Sheet
        (A) The purchase by MATCO of raw material and work-in-process inventories will be funded as such inventories are projected to be used in production.
        (B) Net proceeds from the Sale
        (C) Write-off of certain assets and accrual of employees' termination pay.

Note 3.  INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

Historical and pro forma Income (Loss) per common and common equivalent share for the three months ended September 30, 1997 and the twelve months ended June 30, 1997 have been calculated based upon 2,752,505 and 2,524,126 shares of common stock outstanding, respectively.

EXHIBITS

10.1 Stock Purchase Agreement among Smith Corona Corporation and W. Michael Driscoll, as Sellers and The MATCO Electronics Group, Inc. and U.S. Assemblies San Diego, Inc., as Buyers dated as of November 24, 1997.

10.2 Asset Purchase Agreement among Smith Corona Corporation, as Seller, U.S. Assemblies San Diego, Inc., as Buyer, and The MATCO Electronics Group, Inc., as Guarantor dated as of November 14, 1997.

10.3   Contract Manufacturing Agreement, The MATCO Electronics Group, Inc.
              and Smith Corona Corporation dated November 24, 1997.


SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: December 9, 1997           SMITH CORONA CORPORATION



                               By: /s/ John A. Piontkowski
                                   John A. Piontkowski
                                   Executive Vice President and
                                   Chief Financial Officer
                                   (Principal Financial Officer)

                               By: /s/ Martin D. Wilson
                                   Martin D. Wilson
                                   Vice President/Controller
                                   (Principal Accounting Officer)


Exhibit Index

10.1 Stock Purchase Agreement among Smith Corona Corporation and W. Michael Driscoll, as Sellers and The MATCO Electronics Group, Inc. and U.S. Assemblies San Diego, Inc., as Buyers dated as of November 24, 1997.

10.2 Asset Purchase Agreement among Smith Corona Corporation, as Seller, U.S. Assemblies San Diego, Inc., as Buyer, and The MATCO Electronics Group, Inc., as Guarantor dated as of November 14, 1997.

10.3 Contract Manufacturing Agreement, The MATCO Electronics Group, Inc. and Smith Corona Corporation dated November 24, 1997. (A)



(A) [***] Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission with a request for confidential treatment pursuant to Rule 24b-2.